Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-11 (No. 333-111643) and the Post Effective Amendments No. 1, 2, 3, and 4 thereto and in the Registration Statement on Form S-11 (No. 333-128885) of Desert Capital REIT, Inc. of our report dated March 6, 2006 relating to the financial statements, which appear in this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Annual Report on Form 10-K.

Aberdeen, South Dakota
March 14, 2006